Exhibit 99.1

Earth Science Tech, Inc. (ETST) Reports Third Fiscal Quarter 2026 Results

●	Revenue of $8.4 million, up 14.1% year-over-year

●	Gross profit margin of 76.3%, up 71 bps year-over-year

●	Net income of $910,000, up 341% year-over-year

●	Generated positive cash from operations of $1.2 million fiscal year-to-date

●	Peaks, the company’s telemedicine platform, surpasses $2.0 million in revenue in less than a year, scaling from $248,000 into a high-margin growth platform

●	Reduced outstanding shares of common stock by 3.6% year over year through share repurchases

●	Geographic expansion underway with up to 10 additional state licenses pending

●	Strong calendar 2026 performance signals positive trajectory for fiscal Q4

MIAMI, Feb. 17, 2026 (GLOBE NEWSWIRE) — Earth Science Tech, Inc. (OTC: ETST) (“ETST” or the “Company”), a strategic holding company focused on acquiring and scaling high-potential operating businesses, today announced its financial and operational results for the third fiscal quarter ended December 31, 2025.

“We exited the third fiscal quarter with strong strategic momentum and continued progress across our diversified platform,” said Giorgio R. Saumat, CEO and Chairman of the Board of Earth Science Tech, Inc. “Results were largely consistent with the prior quarter and reflected typical seasonality, including holiday timing and temporary macro and supply-related headwinds. Importantly, multiple operating units are now generating positive cash flow, underscoring the strength and resilience of our portfolio approach.”

Mr. Saumat continued, “While our reported results reflect the current stage of our growth and investment cycle, they do not yet fully capture the operating leverage inherent in the model. Moving ahead, we see a clear and verifiable path to a materially higher earnings baseline through expense rationalization and scale, a view reinforced by our ongoing share repurchases and my long-term ownership position acquired entirely with cash. With calendar 2026 off to a strong start and several geographic and product expansion initiatives underway, we believe the Company is well positioned for accelerating growth in the periods ahead.”

Fiscal Q3 2026 Key Financial Highlights

●	Revenue of $8.4 million, up 14.1% compared to $7.4 million for the three months ended December 31, 2024

●	Gross profit of $6.4 million, or a gross margin of 76.3%, as compared to $5.1 million or a gross margin of 69.2%, for the three months ended December 31, 2024, an increase of $1.3 million, or 25.8% on a dollar basis

●	Net Income of $910,000, up 341.0% compared to $206,000 for the three months ended December 31, 2024

●	Total Assets of $8.1 million, up 14.5% compared to $7.1 million at March 31, 2025

●	Repurchased and retired 3,703,296 shares of common stock for the nine months ended December 31, 2025

Third Fiscal Quarter 2026 Financial Results

Revenue

Revenue for the three months ended December 31, 2025, was $8.4 million, an increase of 14%, as compared to $7.4 million during the third quarter of last year primarily due to an increase in product sales.

Gross Profit/Margin

Gross profit for the third quarter of fiscal 2026 was $6.4 million, or a 76.3% gross margin, compared to gross profit of $5.1 million, or a 69.2% gross margin, for the same period in 2024. The increase in gross profit was primarily attributable to higher product sales, with incremental volume contributing to improved operating leverage and margin expansion.

Operating Expenses

For the three months ended December 31, 2025, operating expenses were $5.1 million as compared to $4.9 million for the same period in 2024. The increase in operating expenses was primarily the result of an increase in advertising and marketing and office/selling, general and administrative expenses, which were partially offset by a decrease in salaries expense.

Net Income

Net income was $910,000, or $0.003 per diluted share, for the three months ended December 31, 2025, as compared to $206,000, or $0.001 for the same period in 2024.

Adjusted EBITDA

Adjusted EBITDA was $1.2 million for the three months ended December 31, 2025, as compared to $0.3 million for the same period in 2024.

Balance Sheet

As of December 31, 2025, the Company had $416,000 of cash on hand and working capital of $773,000, compared to $1.5 million of cash on hand and working capital of ($36,000) as of March 31, 2025. The decrease in cash on hand is primarily due to investments in inventory to support higher sales volumes and improve product availability, as well as increased operating activity during the period. The Company had no bank debt as of December 31, 2025.

The Company repurchased and retired 1,143,000 and 3,703,296 shares of its common stock for the three and nine months ended December 31, 2025, respectively.

Conference Call and Webcast:

The Company will host a conference call and webcast to discuss its second fiscal quarter results, highlights, and outlook at 5:00 Eastern Time. To participate in the telephone conference call please dial in at least 15 minutes prior to start time.

Conference Call Information

Date: Tuesday, February 17, 2026

Time: 5 p.m. Eastern Time

Toll Free: 1 800-450-7155 Code: 9041018#

International: +1 857-999-9155 Code: 9041018#

Live Webcast Link: https://www.cstproxy.com/earthsciencetech/earnings/2025/q3/

Conference Call Replay Information

Replay Webcast Link: https://www.cstproxy.com/earthsciencetech/earnings/2025/q3/

Non-GAAP Measures

In addition to disclosing financial results in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), this document references certain non-GAAP financial measures. The Company defines Adjusted EBITDA as earnings excluding interest, tax, depreciation and amortization. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary, independent of business performance.

Please refer to “Reconciliation of Non-GAAP Measures” in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures.

About Earth Science Tech, Inc. (ETST)

Earth Science Tech, Inc. is a diversified holding company focused on the health and wellness sector. Through its wholly-owned subsidiaries, ETST operates a vertically integrated portfolio that includes high-quality compounding pharmacies, telemedicine platforms, and targeted healthcare facilities. The Company currently owns RxCompoundStore.com and Mister Meds, two licensed compounding pharmacies providing sterile and non-sterile medications across a growing network of U.S. states. These operations are supported by Peaks Curative, DOConsultation.com, and Las Villas Health Care, providing patients with personalized care, telemedicine connectivity, and clinical support.

Beyond healthcare, ETST manages Avenvi, its real estate and asset management arm, and 80% of MagneChef, a direct-to-consumer brand leveraging proprietary IP for innovative kitchen products. The Company is also committed to social responsibility through the Earth Science Foundation, a non-profit dedicated to assisting patients with prescription costs.

To learn more, please visit: www.EarthScienceTech.com

Forward-Looking Statements

Except for historical information, the matters discussed herein may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including, without limitation, future-oriented statements related to cash flow, gross margins, revenues, and expenses. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts. They may include forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. Forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual results to differ materially from our intent, belief or current expectations, including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigations, and general business conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Contact:

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

Brett Maas

(646) 536-7331

brett@haydenir.com

— Tables Follow —

Earth Science Tech, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	As of December 31, 2025	As of March 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$415,699	$1,473,228
Accounts Receivable	306,118	129,064
Equity Investments at fair value	1,126,307	645,438
Inventory	1,088,019	503,938
Deposits	57,631	338,108
Prepaid	39,159	20,730
Total current assets	3,032,933	3,110,505

Non-Current Assets:
Property and Equipment, net	1,890,801	1,384,110
Right of use asset, net	139,231	172,429
Goodwill	2,648,788	2,302,792
Intangible Assets, net	377,684	96,885
Total Assets	$8,089,437	$7,066,721

LIABILITIES AND EQUITY
Accounts payable	$1,088,521	$492,352
Accrued expenses and other payable	1,019,036	2,322,022
Current portion of operating lease obligations	121,851	121,851
Current portion of equipment loan	30,592	30,592
Short-term business loan	-	179,488
Total Current Liabilities	2,260,000	3,146,305

Long-Term Liabilities:
Lease liability less current maturities	18,177	37,878
Equipment loan, non-current	8,254	31,427
Total Liabilities	2,286,431	3,215,610
Commitment and Contingencies (Note 11)
Stockholders’ Equity:
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized; 1,000,000 and 0 shares issued and outstanding as of December 31, 2025, and March 31, 2025, respectively	1,000	1,000
Common stock, par value $0.001 per share, 300,000,000 shares authorized; 291,644,607 issued and 291,609,607 outstanding, and 295,347,903 issue and 294,302,607 outstanding as of December 31, 2025, and March 31, 2025, respectively	291,644	295,348
Additional paid-in capital	30,836,759	31,480,143
Accumulated deficit	(25,396,738)	(27,738,975)
Treasury Stock, at cost 35,000 and 1,045,296 shares as of December 31, 2025, and March 31, 2025, respectively	(5,525)	(186,404)
Non-Controlling Interest	75,866	-
Total stockholders’ Equity	5,803,006	3,851,111
Total Liabilities and Equity	$8,089,437	$7,066,721

Earth Science Tech, Inc. and Subsidiaries

Consolidated Statements of Operations

For Three and Nine months ended December 31, 2025, and 2024

(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2025	2024	2025	2024
Revenue	$8,386,779	7,352,635	$26,197,596	$24,440,600
Cost of Goods Sold	1,987,769	2,265,762	6,983,827	6,676,612
Gross Profit	6,399,010	5,086,873	19,213,769	17,763,988
Expenses
Salaries Expense	2,931,244	3,297,826	10,787,357	10,372,308
Office/Selling, General and Administrative Expenses	914,029	809,850	2,741,912	3,455,474
Advertising & marketing	708,511	346,109	2,082,463	511,455
Bank charges	250,332	210,549	725,340	770,849
Legal & Professional Fees	56,022	61,540	138,141	243,245
Insurance	40,318	79,569	126,863	160,395
Depreciation and Amortization	121,790	44,778	342,751	108,201
Utilities	34,743	10,426	102,769	21,257
Total Expenses	5,056,988	4,860,647	17,047,597	15,643,184
Other Income/Expenses
Dividend Income	4,537	9,123	13,944	9,123
Interest earned	457	16	2,259	13,216
Net realized gain on sale of investments	309,807	174,613	536,951	174,613
Unrealized Gain/Loss of fair value changes of investments	(613,741)	(197,277)	(262,067)	(197,277)
Interest Expenses	(4,769)	(6,290)	(16,335)	(11,097)
Net Income before taxes	1,038,314	206,411	2,440,925	2,109,382

Income Tax	127,946	-	127,946	28,349
Net Income	910,367	206,411	2,312,978	2081,033

Net Income/(Loss) attributed to non-controlling interest	(9)	-	(29,250)	-
Net Income attributed to shareholders	910,376	206,411	2,342,237	2,081,382
Net Income per common share-Basic and Diluted	0.003	0.001	0.008	0.007
Weighted average number of common shares outstanding basic and diluted	292,804,167	302,885,823	293,564,655	306,278,649